Exhibit 8.1

March 12, 2015

Enbridge Energy Partners, L.P.

1100 Louisiana, Suite 3300

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special counsel to Enbridge Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with the proposed offering by the Partnership of up to 9,200,000 of the Partnership’s Class A Common Units representing limited partner interests in the Partnership (including a 30-day option to purchase up to 1,200,000 Class A Common Units) (the “Units”). The Units are to be issued pursuant to the registration statement on Form S-3 (Registration No. 333-202292), including the base prospectus contained therein, (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) by the Partnership on February 25, 2015, and the prospectus supplement (the “Prospectus Supplement”) filed with the Commission on March 12, 2015 relating to the offering of the Units. In connection therewith, we have participated in the preparation of the discussion set forth under the caption “Material Federal Income Tax Consequences” (the “Discussion”) in the Registration Statement and the Prospectus Supplement.

Subject to the qualifications and assumptions stated in the Discussion and to the limitations and qualifications set forth herein, all statements as to matters of United States federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in the Discussion, unless otherwise noted, constitute our opinion as to the material United States federal income tax consequences for purchasers of the Units pursuant to the Registration Statement and the Prospectus Supplement.

In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of the statements, covenants and representations contained in (i) the Registration Statement, (ii) the Prospectus Supplement, (iii) certain other filings made by the Partnership with the Securities and Exchange Commission, and (iv) other information and representations provided to us by the Partnership and Enbridge Energy Management, L.L.C., a Delaware limited liability company and delegate of the general partner of the Partnership. Any variation from the factual statements set forth in the foregoing may affect our opinion.

This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. Our opinion is based on

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Enbridge Energy Partners, L.P.

March 12, 2015

existing law as contained in the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, in effect on the date hereof, and the interpretations of such provisions and regulations by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court.

Furthermore, our opinion is not binding on the Internal Revenue Service or a court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Current Report on Form 8-K dated on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and the Prospectus Supplement and to the use of our name in the Registration Statement and the Prospectus Supplement under the caption “Material Federal Income Tax Consequences.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Baker & Hostetler LLP Baker & Hostetler LLP